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                                  EXHIBIT 15
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               LETTER RE UNAUDITED INTERIM FINANCIAL STATEMENTS
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                                                                      Exhibit 15



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



We are aware that our report dated July 12, 1996 on our review of interim financial information of Life Technologies, Inc. (the Company) for the three-month and six month periods ended June 30, 1996 and 1995, included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8, Registration No. 333-03773, Form S-8, Registration No. 33-59741, Registration No. 33-21807 and Registration No. 33-956, and the Company's registration statement on Form S-3, Registration No. 33-29536. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Section 7 and 11 of that Act.



                            /s/ Coopers & Lybrand L.L.P.
                            COOPERS & LYBRAND L.L.P.
                            ------------------------



Rockville, Maryland
July 12, 1996

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